Exhibit 10.36.5

               FIFTH AMENDMENT TO CREDIT AGREEMENT



          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment"), dated as of February 11, 1997, is entered into by and among RIGHTCHOICE MANAGED CARE, INC. (the "Company"), the several financial institutions party hereto (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for itself and the Banks (the "Administrative Agent") and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, as co-agent for the Banks (the "Co-Agent"), and amends the Credit Agreement dated as of August 10, 1995 among the Company, the Banks, the Administrative Agent and the Co-Agent, as amended by a First Amendment to Credit Agreement dated as of November 14, 1995, a Consent and Second Amendment to Credit Agreement dated as of December 29, 1995, a Third Amendment to Credit Agreement dated as of August 9, 1996 and a Fourth Amendment to Credit Agreement dated as of November 13, 1996 (as so amended, the "Agreement").


                             RECITAL

          The Company has requested that the Agreement be amended on the terms and conditions set forth herein, and the Banks, the Administrative Agent and the Co-Agent are willing to do so.


          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


          1. Terms. All terms used herein shall have the same meaning as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.


          2. Amendatory Provisions to Agreement. The parties hereto agree that the Agreement is hereby amended as follows:

          2.1  The definition of "Applicable Margin" in
Section 1.1 of the Agreement is amended and restated in its entirety as follows:

               "'Applicable Margin' means, for any period, the interest rate set forth below under Applicable
Margin opposite the Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate furnished to the Administrative Agent pursuant to subsection 6.2(b):


               Debt to EBITDA Ratio       Applicable Margin
                                           (in basis points.
                                              per annum)
                    <1.00:1                     50.00
              >=1.00:1 but <1.50:1              75.00
              >=1.50:1 but <2.00:1              92.50
              >=2.00:1 but <2.50:1             125.00
                    >=2.50:1                   150.00

          "provided that if the Company fails to deliver a Compliance Certificate in accordance with subsection
6.2(b), the Applicable Margin shall be 150 basis points per annum until such Compliance Certificate is received by the Administrative Agent. (Used in Section 2.9)
Any change in the "Applicable Margin" shall be effective upon receipt by the Administrative Agent from the Company of such Compliance Certificate demonstrating such fact; provided that, with respect to the Loans other than Base Rate Loans, the new
Applicable Margin with respect to each such Loan shall be effective upon the earlier of (i) the termination of the then existing Interest Period with respect thereto and (ii) the next Interest Payment Date for such Loan;
and with respect to Base Rate Loans, such change in the Applicable Margin shall be effective immediately."

          2.2 Section 2.10(b) of the Agreement is amended by deleting "or" at the end of subsection (ii) and amending and restating subsection (iii) and inserting the following new subsections as follows:

               "(iii) greater than or equal to 1.5:1.0 but less than 2.0:1.0, 0.30% per annum,

               "(iv) greater than or equal to 2.0:1.0 but less than 2.5:1.0, 0.35% per annum, or

               "(v) greater than or equal to 2.5:1.0, 0.45% per annum."

          2.3 Section 2.10(b) of the Agreement is further amended by deleting "0.30% per annum" at the end of clause
(C) and inserting "0.45% per annum" in lieu thereof.

          2.4 Section 6.1 of the Agreement is amended by deleting "and" at the end of subsection (b), deleting the period at the end of subsection (c) and inserting "; and" in lieu thereof and inserting a new subsection (d) as follows:

               "(d) as soon as possible, but not later than 30 days after the end of each calendar month, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statement of income for the period commencing on the first day and ending on the last day of such month, and certified by a Responsible Officer as fairly presenting in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the consolidated balance sheet and consolidated income of the Company and the Subsidiaries."

          2.5 Section 7.1(c) of the Agreement is amended and restated in its entirety as follows:

               "(c) At any time during the following
periods, its Debt to EBITDA Ratio to exceed the ratio set forth below opposite such period:

                                            Maximum
                     Period             Permitted Ratio

                2/16/97 -  6/29/97       4.95 to 1.00
                6/30/97 -  9/29/97       6.25 to 1.00
                9/30/97 - 12/30/97       3.10 to 1.00
               12/31/97 -  3/30/98       2.15 to 1.00
              3/31/98 and thereafter     2.00 to 1.00

          2.6 Section 7.1(d) of the Agreement is amended and restated in its entirety as follows:

               "(d) As of the end of any fiscal quarter of the Company, its Fixed Charge Coverage Ratio to be less than the ratio set forth below opposite such quarter:

                  Fiscal                    Minimum
               Quarter Ended            Permitted Ratio

                 12/31/96                1.30 to 1.00
                  3/31/97                1.10 to 1.00
                  6/30/97                0.90 to 1.00
                  9/30/97                1.45 to 1.00
                 12/31/97                1.90 to 1.00
         3/31/98 and thereafter          2.50 to 1.00

          2.7 Section 7.12 of the Agreement is amended by deleting "and" at the end of subsection (c) and inserting a period in lieu thereof and deleting subsection (d) in its entirety.


          3. Representations and Warranties. The Company represents and warrants to the Banks, the Administrative
Agent and the Co-Agent:

          3.1 Authorization. The execution, delivery and performance of this Fifth Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

          3.2 Binding Obligation. This Fifth Amendment and the Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

          3.3 No Legal Obstacle to Agreements. Neither the execution of this Fifth Amendment, the making by the Company of any borrowings under the Agreement, nor the performance of the Agreement by the Company has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any Requirement of Law, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of the Company, except as contemplated by the Agreement. No approval or authorization of any Governmental Person is required to be obtained by the Company to permit the execution, delivery or performance by the Company of this Fifth Amendment, the Agreement as amended hereby, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement, except as set forth on Schedule 5.3 to the Agreement.

          3.4  Incorporation of Certain Representations.
The representations and warranties set forth in Article V of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

          3.5 Default. No Default or Event of Default under the Agreement has occurred and is continuing.


          4. Conditions, Effectiveness. The effectiveness of this Fifth Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to Administrative Agent in form and substance satisfactory to Administrative Agent:

          4.1  Authorized Signatories.  A certificate,
signed by the Secretary or an Assistant Secretary of the Company and dated the date of this Fifth Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Fifth Amendment and any instrument or agreement required hereunder on behalf of the Company.

          4.2  Amendment Fee.  Payment to the Administrative
Agent, for the benefit of each Bank approving this Fifth
Amendment, of an amendment fee equal to 10 basis points of each such Bank's Commitment.

          4.3 Other Evidence. Such other evidence with respect to the Company or any other person as the Administrative Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Fifth Amendment and the Agreement and the compliance with the conditions set forth herein.


          5.   Miscellaneous.

          5.1  Section 2(b) of Fourth Amendment.  Section
2(b) of the Fourth Amendment to Credit Agreement is of no further force or effect.

          5.2 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

          5.3 Waivers. This Fifth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          5.4 Counterparts. This Fifth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Fifth Amendment shall not become effective until the Company, the Banks, the Administrative Agent and the Co-Agent shall have signed a copy hereof, and HealthLink shall have consented hereto, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

          5.5 GOVERNING LAW. THIS FIFTH AMENDMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.


          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   RIGHTCHOICE MANAGED CARE, INC.

                                   By: /s/ Sandra Van Trease
                                   Title: Senior Vice President and
                                          Chief Financial Officer

                                   By: /s/ Janice C. Forsyth
                                   Title: Senior Vice President and
                                          General Counsel


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as
                                   Administrative Agent

                                   By: /s/ Janice Hammond
                                   Title: Vice President, Agency Specialist


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as a
                                   Bank

                                   By: /s/ Ruth Z. Edwards
                                   Title: Vice President



                                   THE BOATMEN'S NATIONAL BANK OF
                                   ST. LOUIS, as Co-Agent and as
                                   a Bank

                                   By: /s/ Stephen Sainz
                                   Title: Corporate Banking Officer


                                   THE BANK OF NOVA SCOTIA

                                   By:
                                   Title:


                                   MERCANTILE BANK OF ST. LOUIS,
                                   N.A.

                                   By: /s/ Ann L. Vazquez
                                   Title: Vice President


                                   BANK OF MONTREAL

                                   By:
                                   Title: